EXHIBIT 99.1

Ur-Energy Releases 2024 Q2 Results

Littleton, Colorado (ACCESSWIRE – August 9, 2024) Ur-Energy Inc. (NYSE American:URG)(TSX:URE) (the “Company”  or “Ur-Energy”) has filed the Company’s Form 10-Q for the quarter ended June 30, 2024, with the U.S. Securities and Exchange Commission at www.sec.gov/edgar.shtml and with Canadian securities authorities at www.sedarplus.ca.

Ur-Energy CEO, John Cash said: “The nuclear power industry continued to receive great news throughout the second quarter as the Russian Uranium Ban was unanimously approved by Congress and signed into law, U.S. nuclear utilities looked to restart shuttered plants and extend the life of current reactors, and new reactors were being built around the world. At Ur-Energy, we continued to ramp up production at our Lost Creek Mine and made good progress installing monitor wells and basic infrastructure at our Shirley Basin Project. When the Shirley Basin Project is brought online, expected in late 2025, our annual licensed and constructed mine production capacity will grow from 1.2M pounds to 2.2M pounds U3O8.

“We continue to consider ways to expand our domestic production to respond to growing demand from utilities and active efforts by the Department of Energy to acquire both High Assay Low Enriched Uranium (“HALEU”) and Low Enriched Uranium (“LEU”) with a preference for domestic feed stock. We believe we are uniquely positioned in the U.S. through our strong cash position and our growing skilled work force to fill our current contract book and capitalize on future opportunities to expand production capacity.”

Lost Creek Operations

Lost Creek production is advancing with three header houses having come online in 2024 H1. Header House (HH) 2-9 came online mid-July and HH 2-10 is scheduled to come online mid-August.

During Q2 we captured approximately 70,679 pounds, dried and packaged 64,170 pounds and shipped 70,390 pounds U3O8. These figures represent an increase in each of these production numbers as compared to 2024 Q1.

At quarter end, our in-process inventory was approximately 86,204 pounds, our drummed inventory at Lost Creek was 21,570 pounds, and our finished inventory at the conversion facility was 74,625 pounds U3O8. We shipped 35,199 pounds U3O8 to the conversion facility on July 25, 2024.

Sales and Sales Agreements

We sold 75,000 pounds U3O8 in Q2 at an average price of $61.65 per pound for proceeds of $4.6 million. In addition to the 75,000 pounds sold in Q2, we have received binding notices from our customers for the delivery of 495,000 pounds in the second half of this year for total sales of 570,000 pounds U3O8 in 2024. Including the revenue received during the quarter, we expect to realize revenues of $33.1 million from our 2024 U3O8 sales.

Subsequent to quarter-end we provided notice to one of our purchasers of a delivery of 100,000 pounds U3O8 which was transferred and sold on August 8, 2024.

Financial Results

As of June 30, 2024, we had cash resources of $61.3 million, which was an increase of $1.6 million from the $59.7 million balance on December 31, 2023. During the six months ended June 30, 2024, we spent $25.6 million on operating activities, used $1.9 million for investing activities, and generated $31.4 million from financing activities.

U3O8 Sales, Cost of Sales, and Gross Profit 1

The following table provides information on our U3O8 sales, cost of sales, and gross profit.

	Unit	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 YTD

U3O8 Pounds Sold
Produced	lb	90,000	90,000	-	75,000	75,000
Purchased	lb	-	-	-	-
	lb	90,000	90,000	-	75,000	75,000

U3O8 Sales
Produced	$000	5,440	5,441	-	4,624	4,624
Purchased	$000	-	-	-	-	-
	$000	5,440	5,441	-	4,624	4,624

U3O8 Price per Pounds Sold
Produced	$/lb	60.44	60.46	-	61.65	61.65
Purchased	$/lb	-	-	-	-	-
	$/lb	60.44	60.46	-	61.65	61.65

U3O8 Cost of Sales
Ad valorem and severance taxes	$000	53	53	-	42	42
Cash costs	$000	1,674	1,674	-	2,336	2,336
Non-cash costs	$000	796	797	-	749	749
Produced	$000	2,523	2,524	-	3,127	3,127
Purchased	$000	-	-	-
	$000	2,523	2,524	-	3,127	3,127

U3O8 Cost per Pound Sold
Ad valorem and severance taxes	$/lb	0.59	0.59	-	0.56	0.56
Cash costs	$/lb	18.60	18.60	-	31.15	31.15
Non-cash costs	$/lb	8.84	8.85	-	9.98	9.98
Produced	$/lb	28.03	28.04	-	41.69	41.69
Purchased	$/lb	-	-	-	-	-
	$/lb	28.03	28.04	-	41.69	41.69

U3O8 Gross Profit
Produced	$000	2,917	2,917	-	1,497	1,497
Purchased	$000	-	-	-
	$000	2,917	2,917	-	1,497	1,497

U3O8 Gross Profit per Pound Sold
Produced	$/lb	32.41	32.42	-	19.96	19.96
Purchased	$/lb	-	-	-	-	-
	$/lb	32.41	32.42	-	19.96	19.96

U3O8 Gross Profit Margin
Produced	%	53.6%	53.6%	0.0%	32.4%	32.4%
Purchased	%	0.0%	0.0%	0.0%	0.0%	0.0%
	%	53.6%	53.6%	0.0%	32.4%	32.4%

[1]

The U3O8 and cost per pound measures included in the above table do not have a standardized meaning within US GAAP or a defined basis of calculation. These measures are used by management to assess business performance and determine production and pricing strategies. They may also be used by certain investors to evaluate performance.

We sold 75,000 pounds of U3O8 in the six months ended June 30, 2024 at an average price per pound sold of $61.65.

In 2023 Q3 and 2023 Q4, we delivered a total of 180,000 produced pounds of U3O8 into term contracts at an average price per pound sold of $60.45.

Our sales in 2024 are projected at 570,000 pounds of U3O8 at an average price per pound sold of $58.15 and we expect to realize revenues of $33.1 million. The deliveries are under contracts negotiated in 2022, when the long-term price was between $43 and $52 per pound.

U3O8 Production and Ending Inventory

The following table provides information on our production and ending inventory of U3O8 pounds.

	Unit	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 YTD

U3O8 Production

Pounds captured	lb	30,491	68,448	38,221	70,679	108,900
Pounds drummed	lb	15,759	6,519	39,229	64,170	103,399
Pounds shipped	lb	-	-	35,445	70,390	105,835

U3O8 Ending Inventory

Pounds
In-process inventory	lb	20,396	82,033	80,465	86,204
Plant inventory	lb	15,759	22,278	26,062	21,570
Conversion inventory - produced	lb	133,790	43,790	79,235	74,625
	lb	169,945	148,101	185,762	182,399

Value
In-process inventory	$000	-	-	-	447
Plant inventory	$000	949	1,343	1,593	1,072
Conversion inventory - produced	$000	3,752	1,228	3,105	3,555
	$000	4,701	2,571	4,698	5,074

Cost per Pound
In-process inventory	$/lb	-	-	-	5.19
Plant inventory	$/lb	60.22	60.28	61.12	49.70
Conversion inventory - produced	$/lb	28.04	28.04	39.19	47.64

Produced conversion inventory detail
Ad valorem and severance tax	$/lb	0.59	0.59	0.53	0.67
Cash cost	$/lb	18.60	18.60	28.47	36.77
Non-cash cost	$/lb	8.84	8.85	10.19	10.20
	$/lb	28.03	28.04	39.19	47.64

Equity Financing

On July 29, 2024, we closed an underwritten public offering of 57,150,000 common shares at a price of $1.05 per common share. The gross proceeds to the Company from the offering were approximately $60.0 million, before deducting the underwriting discounts and commissions and other offering expenses payable by the Company.

The Company also granted the underwriters a 30-day option to purchase up to 8,572,500 additional common shares on the same terms. On July 30, 2024, the underwriters exercised in full their option to purchase the option shares. The exercise closed on July 31, 2024. The gross proceeds to the Company from the exercise of the underwriters’ option were approximately $9.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. In the aggregate, we issued a total of 65,722,500 common shares. The gross proceeds to Ur-Energy from this offering and the option were approximately $69.0 million.

For the purposes of the TSX approval, Ur-Energy relied on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible inter-listed issuers on a recognized exchange, such as NYSE American.

2024 Continuing Guidance

Header House (HH) 2-10 is scheduled to come online mid-August. Our construction crew is now on track to meet its goal of routinely completing a new header house approximately every thirty days. Throughout Q2 we had 12 drill rigs working at Lost Creek; we anticipate additional drill rigs will mobilize to Lost Creek in the next two months. Fabrication of HHs 2-11 through 2-14 is in progress in our Casper construction shop and onsite construction related to these next header houses is well advanced.

Although we continue to experience equipment and operational challenges, we are seeing month-over-month increases in production, drying and packaging. At August 4, 2024, we drummed and packaged an estimated 25,800 pounds U3O8 since quarter end. We continue to see very positive grades and production from the latest header houses brought online.

Notwithstanding the advances we have made, we are guiding to the lower side of our earlier 2024 production guidance of 550,000 and 650,000 pounds U3O8 captured at Lost Creek. We have made four shipments of U3O8 to the converter in 2024 and anticipate routine shipments throughout the remainder of the year.

We have commitments under contracts negotiated in 2022, when the long-term price was between $43 and $52 per pound, for deliveries of 570,000 pounds U3O8 in 2024 and expect to realize revenues of $33.1 million.

Deliveries for 2025 are committed to three of our customers for a base amount of 700,000 pounds U3O8. We have received notice from one of our purchasers of its election to flex up its 2025 purchases by 10%, such that we now anticipate we may deliver 730,000 pounds U3O8 into our term sales agreements in 2025.

Uranium spot prices remained strong and relatively stable in 2024 Q2, with pricing averaging approximately $88 per pound U3O8 during the quarter. Nuclear utilities and other purchasers are back in the market, which has sustained term pricing, which averaged $78 per pound U3O8 at the end of 2024 Q1 and $80 per pound U3O8 at the end of 2024 Q2.

We continue to receive requests for proposals (“RFPs”) from utilities and other global fuel buyers. We have responded to the RFPs with prices commensurate with rising market conditions including increased demand for domestically produced uranium. We completed three additional uranium sales agreements during 2024 H1. Our contract book now stands at a total of approximately 5.7 million pounds U3O8 with deliveries occurring in 2024 through 2030. Sales prices are anticipated to be profitable on an all-in production cost basis and escalate annually from initial pricing, including some market-based pricing features.

With our expanded sales contract book, and encouraging market conditions, we have decided to proceed with the buildout of a satellite facility at our wholly owned, fully permitted and licensed Shirley Basin Project in Carbon County, Wyoming. The buildout will nearly double our annual permitted mine production to 2.2 million pounds U3O8.

Construction and drilling at the site have proceeded since weather and conditions on the ground permitted in late spring. Installation of the monitor well ring for the first mine unit remains on schedule to be complete this year. Road construction and the refurbishment of existing and installation of new electric infrastructure are all advancing. Major construction activities at Shirley Basin are expected to begin in 2025 and initial production is expected to commence in early 2026.

Following our recent public offering, we had $121.3 in cash resources as of August 6, 2024. With this strong treasury, we are well funded for upcoming construction at Shirley Basin and for strategic opportunities for accretive expansion through organic or inorganic growth.

We are pleased to be one of the few publicly traded companies that is commercially recovering uranium and expanding our production capacity to sell into a strengthening uranium market. As discussed, stronger prices have already enabled us to secure multi-year sales agreements with leading nuclear companies, which in turn allowed us to resume commercial production at Lost Creek and initiate construction and development activities at Shirley Basin.

We will continue to closely monitor the uranium markets, and other developments, which may affect the uranium production industry and provide the opportunity to put in place additional off-take sales contracts.

As always, we will focus on maintaining safe and compliant operations.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in situ recovery uranium facility in south-central Wyoming. We have produced and packaged approximately 2.7 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is advancing Shirley Basin construction and development following the March 2024 ‘go’ decision for the mine. We await the remaining regulatory authorization for the expansion of Lost Creek. Ur‑Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, Chairman, CEO and President

+1 720-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., our ability to maintain operations at Lost Creek in a safe and compliant fashion; our ability to continue to increase production levels in a timely and cost-effective way, to meet our production projections and deliver into our contract book; our ability to remain ahead of supply chain challenges in our procurement of equipment and supplies for both Lost Creek and Shirley Basin; our ability to timely deliver into our sales contracts; the ability to advance development and construction priorities at Lost Creek and Shirley Basin; the ability to complete build out of Shirley Basin as currently projected and budgeted; the ability to complete additional favorable uranium sales agreements, including spot sales when warranted; what effects the ban on Russian nuclear fuels will have on the uranium market; and whether we will be able to expand our production portfolio business with organic or inorganic growth) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plans,” “expects,” “does not expect,” “is expected,” “is likely,” “estimates," “intends,” “anticipates,” “does not anticipate,” or “believes,” or variations of the foregoing, or statements that certain actions, events or results “may,” “could,” “might” or “will be taken,” “occur,” “be achieved” or “have the potential to.” All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedarplus.ca and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.